Exhibit 99.1

REDBOX, WARNER BROS. ANNOUNCE NEW AGREEMENT

New Warner Bros. Titles Will Be Available 28 Days

After Their Home-Entertainment Release Date

SANTA MONICA, Calif. (March 30, 2015) – Redbox® today announced a new agreement with Warner Bros. The two-year deal maintains a 28-day window on Warner Bros. Blu-ray Disc™ and DVD titles through March 31, 2017.

“As America’s destination for new-release home entertainment, Redbox is pleased to establish a new deal with Warner Bros. that allows us to continue to add value to our customers and content creators,” said Mark Horak, president of Redbox. “Redbox remains committed to driving substantial industry revenue and providing consumers with affordable access to new-release movies.”

“Redbox is an important partner,” said Ron Sanders, president, Warner Bros. World Wide Home Entertainment Distribution. “And I am very pleased that we have finalized a new two year agreement.”

As of the end of 2014, Redbox’s Digital Marketing Network spanned 90 million touch points, including 39 million email subscribers, 27 million app downloads, 16 million unique monthly visitors to redbox.com, 6 million SMS subscribers and nearly 2 million Redbox Play Pass members. Redbox’s national footprint of nearly 35,000 locations generates more than 350 million impressions at retail each week.

ABOUT REDBOX

Redbox, an Outerwall Inc. (Nasdaq: OUTR) brand, offers new-release DVD, Blu-ray Disc™ and video-game rentals through its network of conveniently located, self-service kiosks. Redbox has rented more than 4 billion discs and is available at nearly 35,000 U.S. locations, including leading grocery, drug and convenience stores, and select Walgreens, Walmart and McDonald’s locations. For more information, visit www.redbox.com and for more information about Outerwall Inc., visit www.outerwall.com.

ABOUT WARNER BROS. HOME ENTERTAINMENT INC.

Warner Bros. Home Entertainment (WBHE) brings together Warner Bros. Entertainment’s home video, digital distribution and interactive entertainment businesses in order to maximize current and next-generation distribution scenarios. An industry leader since its inception, WBHE oversees the global distribution of content through packaged goods (Blu-ray Disc™ and DVD) and digital media in the form of electronic sell-through and video-on-demand via cable, satellite, online and mobile channels, and is a significant developer and publisher for console and online video game titles worldwide. WBHE distributes its product through third party retail partners and licensees.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions, identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this press release include statements regarding Redbox’s relationship with Warner Home Video regarding among other things, a licensing arrangement. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from, among other things, actions taken by Outerwall, Redbox or Warner Home Video, including those beyond Outerwall’s or Redbox’s control. Such risks and uncertainties include, but are not limited to, the early termination or renegotiation on materially adverse terms of the Agreement and failure to abide by the terms and requirements of the Agreement. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, including our relationship with Warner Home Video and other studios, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Outerwall’s expectations as of the date hereof. Outerwall undertakes no obligation to update the information provided herein.

Media Contacts:

Kate Brennan

Redbox

kbrennan@redbox.com

630-756-8781

Jim Noonan

Warner Bros.

Jim.Noonan@warnerbros.com

818-954-5489